EXHIBIT 10.1

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

AMENDMENT NO. 12 TO LICENSE AGREEMENT

This Amendment No. 12 to License Agreement (this “Amendment”) is made effective as of March 8, 2013 (the “Amendment No. 12 Effective Date”), by and between S&P OPCO LLC (“S&P”), a Delaware limited liability company having an office at 55 Water Street, New York, New York 10041, and the CHICAGO BOARD OPTIONS EXCHANGE, INCORPORATED (“CBOE”), a Delaware corporation having an office at 400 South LaSalle, Chicago, Illinois 60605. This Amendment amends the License Agreement effective as of November 1, 1994 by and between Standard & Poor’s Financial Services LLC (the “Predecessor”) and CBOE, as previously amended by Amendment No. 1 thereto dated January 15, 1995, Amendment No. 2 thereto dated April 1, 1998, Amendment No. 3 thereto dated July 28, 2000, Amendment No. 4 thereto dated October 27, 2000, Amendment No. 5 thereto dated as of March 1, 2003, Amended and Restated Amendment No. 6 thereto dated as of February 24, 2009, Amended and Restated Amendment No. 7 thereto dated as of February 24, 2009, Amendment No. 8 thereto dated as of January 9, 2005, Amendment No. 10 thereto dated as of June 19, 2009, and Amendment No. 11 thereto dated as of April 29, 2010 (Amendment No. 9 thereto dated as of April 23, 2007 having been terminated as of February 24, 2009) (such License Agreement together with all such Amendments referred to herein collectively as the “License Agreement”).

W I T N E S S E T H:

WHEREAS, S&P is the successor-in-interest by assignment to the interest of the Predecessor in the Agreement; and

WHEREAS, the parties wish to amend the License Agreement for the purpose of extending the term of the License Agreement and revising the provisions with respect to the fees payable thereunder, and for the related purposes described in this Amendment;

NOW, THEREFORE, the parties hereto agree as follows:

1.    Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the License Agreement.
2.    Section 1(i) (Section 1(“eye”) – the definition of “Non-exclusive Period”) is hereby amended by replacing the “one percent (1%)” with “one.five percent (1.5%)”.
3.    The following additional Sections 1(k)-(q) are hereby added as new definitions at the end of Section 1 of the Agreement:

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

(k)    “Amendment No. 12 Affiliate” means any entity controlled by, controlling or under common control with CBOE. For purposes of this definition, the term “control” and the related terms “controlled by” and “under common control with” mean the possession by one entity, directly or indirectly, of fifty percent (50%) of the voting interests of another entity.
(l)    “Min/Max Suspension Period” means any period that is either (i) a Non-exclusive Period with respect to the S&P 500 Index; or (ii) a Volatility Index Non-exclusive Period.
(m)    “SPX Min/Max Product” means (i) S&P 500 Contracts and (ii) Standardized Option Contracts, Futures Contracts and Options on Futures Contracts based on a Variance Indicator (as defined in Addendum No. 1 attached hereto (“Addendum No. 1”)).
(n)    “VIX Min/Max Product” means each Standardized Option Contract, Futures Contract and Option on Futures Contract based on a Volatility Index or a BuyWrite Index (each as defined in Addendum No. 1).
(o)    “Min/Max Product” means each SPX Min/Max Product and each VIX Min/Max Product, in each case traded on Markets (as defined in Exhibit C to Addendum No. 1) of CBOE or its Amendment No. 12 Affiliates.
(p)    “Change of Control” of an entity shall be deemed to have occurred if (a) there shall be consummated any consolidation or merger of such entity in which the subject entity is not the continuing or surviving entity, or pursuant to which shares of the subject entity’s equity securities would be converted into cash, securities or other property, other than a consolidation or merger of the subject entity in which the holders of the subject entity’s equity securities immediately prior to the consolidation or merger have more than fifty percent (50%) of the ownership of equity securities of the surviving entity immediately after the consolidation or merger in substantially the same proportion as their ownership of such securities immediately before such consolidation or merger (disregarding for purposes of the proportionality analysis shares issued in such consolidation or merger to a shareholder of the surviving entity that immediately prior to the transaction is the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of less than five percent (5%) of the equity securities of the subject entity), (b) the equity holders of the subject entity approve any plan or proposal for the liquidation or dissolution of the subject entity, or (c) any person (as such term is used in Section 13(d) and 14(d) (2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than any employee benefit plans sponsored by the subject entity, shall, directly or indirectly, become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the subject entity representing more than fifty percent (50%) of voting securities having the voting power of the subject entity’s then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, whether (in the case of this clause (c)) as a result of a merger or consolidation, tender or exchange offer, open market purchases, privately negotiated purchases or otherwise.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

(q)    The term “Volatility Index Non-exclusive Period” means, with respect to a Volatility Index, any period of time, starting on the day on which the trading volume on any Market other than CBOE or an Amendment No. 12 Affiliate of CBOE for Category I Products or Category II Products (each as defined in Addendum No. 1) based on such Volatility Index first exceeds one.five percent (1.5%) of the trading volume in such Products (as defined in Addendum No. 1) on the markets of CBOE and any Affiliate of CBOE, during which such Market provides a market for trading such Category I Products or Category II Products.
4.    Section 3(c) of the License Agreement is hereby deleted and replaced in its entirety with the following:
(c)    The license granted to CBOE in Section 3(a) above shall be exclusive in respect of the S&P 500 for Standardized Options Contracts until December 31, 2032. After December 31, 2032, such license shall be non-exclusive during the remaining term of this Agreement.
5.    Section 4 of the License Agreement is hereby deleted and replaced in its entirety with the following:
4. Term. The term of this Agreement shall commence as of the Effective Date and shall remain in full force and effect until December 31, 2033, unless and until terminated earlier in accordance with Section 6.
6.    Paragraph 5(a)(i) of the License Agreement is hereby (effective as of the Amendment No. 12 Effective Date) deleted and replaced in its entirety with the following:
(i)    Subject to the Annual Minimum and Annual Maximum provisions set forth in Addendum No. 3 to this Agreement (“Addendum No. 3”), a fee for each cleared S&P 500 Contract traded on the market of CBOE or any Affiliate of CBOE as reflected in the records of the clearing agency utilized by CBOE or any Affiliate of CBOE to clear trades in such Contracts at the rate of: (1) $[*confidential treatment requested/material filed separately*] per cleared Mini-SPX Contract; and (2) $[*confidential treatment requested/material filed separately*] per Contract for all other cleared S&P 500 Contracts during calendar year 2013 from the Amendment No. 12 Effective Date, $[*confidential treatment requested/material filed separately*] per Contract for all other cleared S&P 500 Contracts during calendar year 2014, $[*confidential treatment requested/material filed separately*] per Contract for all other cleared S&P 500 Contracts during calendar years 2015 through 2022, and $[*confidential treatment requested/material filed separately*] for all other cleared S&P 500 Contracts during the remaining term of this Agreement.
7.    Paragraph 5(g) of the License Agreement is hereby deleted and replaced in its entirety with the following:
(g)    Commencing with respect to the calendar year beginning on January 1, 2013, and continuing with respect to each calendar year thereafter through the calendar year ending December 31, 2032, other than during a Min/Max Suspension Period, the fees

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

payable to S&P for the Min/Max Products shall be subject to the Annual Minimum and Annual Maximum provisions set forth in Addendum No. 3.
8.    Paragraph 5(i) (Paragraph “5(eye)”) of the License Agreement is hereby deleted and replaced in its entirety with the following:
(i)    Notwithstanding any other provision of this Agreement, during any Non-exclusive Period with respect to an S&P Index in respect of which an exclusive license is in effect pursuant to this Agreement:
(i)    CBOE shall not be obligated to pay any fees with respect to Contracts on such S&P Index until such time during the term of the Agreement, if ever, when S&P causes the license again to be exclusive.
(ii)    If such S&P Index is the S&P 500 Index, CBOE shall have no obligation to make any payment to S&P determined in accordance with Addendum No. 3.
Notwithstanding the foregoing, if S&P is successful in causing the license again to be exclusive, CBOE shall promptly pay S&P an amount equal to the fees that CBOE did not pay pursuant to the foregoing provisions, reduced by an amount equal to the amounts, if any, paid by CBOE to S&P pursuant to paragraph 10(b) of this Agreement during the Non-exclusive Period. The provisions of this paragraph 5(i) supplement, and do not supersede, any respective rights and obligations that the parties may have, under this Agreement or under applicable law, in the event of any loss of exclusivity.
9.    The following provision is hereby added to the License Agreement as Paragraph 6(d) thereof:
(d)    Either party shall have the right to terminate this Agreement if average aggregate daily volume in cleared S&P 500 Contracts traded on all Organized Securities Markets, in each of three consecutive calendar quarters other than during a Non-exclusive Period (as defined in this Agreement), is less than: (i) [*confidential treatment requested/material filed separately*] Contracts per trading day, or (ii) [*confidential treatment requested/material filed separately*] percent of the sum of the average aggregate daily volumes on all Markets in (1) cleared S&P 500 Contracts, (2) exchange-traded put and call securities options on any 500-Indexed Fund and (3) Options on Futures Contracts (as defined in Addendum No. 1) on the S&P 500 Index. For purposes of these calculations, all options shall be weighted on a consistent notional value basis. (For example, if the base notional value for these calculations is the SPX cleared S&P 500 Contracts, the average daily volumes in XSP Mini-SPX Contracts and SPY put and call securities options, each as sized on March 1, 2013, shall each be divided by ten (10) for purposes of these calculations.) If the average aggregate daily volume in cleared S&P 500 Contracts is less than either of these tests in each of three consecutive calendar quarters other than during a Non-exclusive Period, then either party may terminate this Agreement, by giving notice of its decision to do so to the

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

other party within thirty (30) days of the conclusion of such third calendar quarter, effective on the date that is the first to occur of (x) the final day of the thirteenth (13th) calendar month after such third calendar quarter or (y) the first day after all series of SPX cleared S&P 500 Contracts that were open for trading on the final day of such third calendar quarter have expired. If neither party exercises its right to terminate this Agreement within such thirty (30) day period, the right to terminate shall expire and shall not again be available until such time, if ever, as the average aggregate daily volume in cleared S&P 500 Contracts again is less than either of these tests in each of three consecutive calendar quarters other than during a Non-exclusive Period. CBOE’s right to terminate this Agreement pursuant to this paragraph shall expire if CBOE or CBOE Holdings, Inc. is subject to a Change of Control. For the avoidance of doubt, the expiration of CBOE’s right to terminate this Agreement pursuant to this paragraph would be the only consequence under the terms of this Agreement if CBOE or CBOE Holdings, Inc. is subject to a Change of Control.
10.    Paragraph 16(d) of the License Agreement is hereby deleted and replaced in its entirety with the following:
(d)    All notices and other communications under this Agreement shall be in writing and may be sent by email or fax or delivered by courier service or mail to the addresses set forth below; provided, if sent by email or fax, that the notice shall be deemed to have been received only upon receipt by the sending party of an acknowledgment of receipt; if sent by courier, that the notice shall be deemed to have been received when signed for as shown in the records of the courier service; and, if sent by mail, that the notice shall be sent postage prepaid by registered or certified mail, return receipt requested and shall be deemed to have been received five (5) days after mailing. Any such notice shall be sent to the following addresses of the other party or such other addresses as either party shall specify by a written notice to the other.
Notice to S&P:        S&P Opco LLC
Attn:    Robert Shakotko
55 Water Street
New York, New York 10041-0003
Email: robert_shakotko@spdji.com
Fax: (212) 438-1997
With a copy to:        The McGraw-Hill Companies, Inc.
Attn:    General Counsel
1221 Avenue of the Americas
New York, New York 10020
Email: kenneth_vittor@mcgraw-hill.com
Fax: (212) 512-3997
Notice to CBOE:        Chicago Board Options Exchange, Incorporated
Attn:    Richard G. DuFour
400 South LaSalle

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

Chicago, Illinois 60605
Email: dufour@cboe.com
Fax: (312) 786-7407
With a copy to:        Chicago Board Options Exchange, Incorporated
Attn:    General Counsel
400 South LaSalle
Chicago, Illinois 60605
Email: mofficj@cboe.com
Fax: (312) 786-7919
11.    Paragraph 16(i) of the License Agreement is hereby deleted and replaced in its entirety with the following:
(i)    Addendum No. 1 attached hereto (“Addendum No. 1”), Addendum No. 2 attached hereto (“Addendum No. 2”) and Addendum No. 3 are hereby incorporated in this Agreement by this reference.
12.    Paragraph 1 of Exhibit C to Addendum No. 1 (added to the License Agreement pursuant to Amended and Restated Amendment No. 6) is hereby (effective as of the Amendment No. 12 Effective Date) deleted and replaced in its entirety with the following:
1.    Pursuant to Section 6(a) of this Addendum No. 1, CBOE shall pay fees to S&P computed as follows:

(1)    For Category I and Category II Products based on any Volatility Index or BuyWrite Index, a fee of $[*confidential treatment requested/material filed separately*] per Contract

(2)    For Category I and Category II Products based on any Variance Indicator, a fee of: $[*confidential treatment requested/material filed separately*] per Contract during calendar year 2013; $[*confidential treatment requested/material filed separately*] per Contract during calendar year 2014; $[*confidential treatment requested/material filed separately*] per Contract during calendar years 2015-2022; and $[*confidential treatment requested/material filed separately*] per Contract during the remaining term of this Agreement

(3)     [*confidential treatment requested/material filed separately*] percent of all revenues received by CBOE, excluding sales, value-added and similar taxes, in connection with the license from CBOE to Rampart pursuant to the arrangement described in Section 2(f).
Notwithstanding the foregoing or any other provision of this Agreement:

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

(A)    During any Volatility Index Non-exclusive Period (x) CBOE shall not be obligated to pay any fees with respect to Contracts on the Volatility Index subject to the Volatility Index Non-exclusive Period until such time during the term of the Agreement, if ever, as the Volatility Index Non-exclusive Period is no longer in effect for such Volatility Index, and (y) CBOE shall have no obligation to make any payment to S&P determined in accordance with Addendum No. 3. If CBOE is successful in causing the Volatility Index Non-exclusivity Period no longer to be in effect during the term of the Agreement, CBOE shall promptly pay S&P an amount equal to the fees that CBOE did not pay pursuant to the foregoing sentence, reduced by an amount (but not to less than zero) equal to the costs incurred by CBOE to cause the Volatility Index Non-exclusive Period no longer to be in effect.
(B)    If another Market (as defined below) provides a market for the trading of any Category I or Category II Product based on any BuyWrite Index or Variance Indicator without having been granted a license to do so by S&P with the consent of CBOE, CBOE shall have no obligation to pay any per-contract fee with respect to such Product during the time that such other Market is providing such a market.
The term “Market” as used in the preceding sentence is used to mean any regulated exchange or contract market, automated quotation system, electronic communications network or other similar market system.

Except as expressly modified hereby, all other provisions in the License Agreement shall continue in full force and effect.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the License Agreement to be executed as of the date first set forth above.
S&P OPCO LLC                    CHICAGO BOARD OPTIONS
                    EXCHANGE, INCORPORATED

By: /s/ Robert A Shakotko                By: /s/ Richard G. Dufour

Name:     Robert A. Shakotko                Name:     Richard G. Dufour

Title: Managing Director                 Title: Executive Vice President

Date: March 9, 2013                    Date: March 9, 2013

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

Addendum #3 to License Agreement
(Annual Minimum and Annual Maximum for Fees)

Purpose of Addendum No. 3. The purpose of this Addendum No. 3 (this “Addendum No. 3”) to the License Agreement is to describe the understandings of the parties with respect to the minimum amount and maximum amount that CBOE will pay to S&P in license fees pursuant to the License Agreement in respect of calendar year 2013 (commencing as of the Amendment No. 12 Effective Date) and each calendar year thereafter during the term of the License Agreement.

1.    Definitions. Capitalized terms used but not defined herein shall have the meanings ascribed thereto elsewhere in the License Agreement. For purposes of this Addendum No. 3, in addition to terms defined in the License Agreement and elsewhere in this Addendum No. 3, the following definitions shall apply:

(a)    “CBOE Holdings Equity Index Complex” means all Standardized Option Contracts (as defined in the License Agreement) and all Futures Contracts and Options on Futures Contracts (as defined in Addendum No. 1 to the License Agreement) that as of the Amendment No. 12 Effective Date, are (i) traded on a market provided by CBOE and/or on a market provided by any Amendment No. 12 Affiliate of CBOE and (ii) based on any equity index or any index that is calculated using as input values the values of an equity index or the values of Standardized Option Contracts, Futures Contracts or Options on Futures Contracts based on any equity index. Notwithstanding the foregoing, Standardized Option Contracts, Futures Contracts and Options on Futures Contracts based on the DJIA and any other indexes that are subject to the Amended and Restated License Agreement dated September 29, 2006 between Dow Jones Opco, LLC and CBOE or the License Agreement dated March 14, 2005 between CME Group Index Services LLC and CBOE are not included in the term “CBOE Holdings Equity Index Complex.”

(b)    “Net Revenue” means:

(i)    as used with respect to the CBOE Holdings Equity Index Complex, (1) the sum of transaction fees for all Standardized Option Contracts, Futures Contracts and Options on Futures Contracts that are included in the definition of the term CBOE Holdings Equity Index Complex plus access fees to trade Standardized Option Contracts, Futures Contracts and/or Options on Futures Contracts based specifically on the S&P 500 Index or the CBOE Volatility Index (these access fees are referred to in CBOE’s Fee Schedule as in effect on the Amendment No. 12 Effective Date, respectively, as “SPX Tier Appointment” and “VIX Tier Appointment” access fees) minus (2) the sum of the following: a) royalty payments to third parties for the use of intellectual properties of such third parties in respect of Standardized Option Contracts, Futures Contracts and Options on Futures Contracts that are included in the definition of the term CBOE Holdings Equity Index Complex, b) revenue sharing with liquidity providers in respect of such options and futures, and c) any transaction

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

tax or regulatory fees in respect of such options and futures not in existence on the Amendment No. 12 Effective Date;

(ii)    as used with respect to SPX Min/Max Products, (i) the sum of transaction fees for all such Standardized Option Contracts, Futures Contracts and Options on Futures Contracts plus access fees to trade such Standardized Option Contracts, Futures Contracts and Options on Futures Contracts minus (ii) the sum of the following: a) royalty payments to third parties for the use of intellectual properties of such third parties in respect of such Standardized Option Contracts, Futures Contracts and Options on Futures Contracts, b) revenue sharing with liquidity providers in respect of such options and futures, and c) any transaction tax or regulatory fees in respect of such options and futures not in existence on the Amendment No. 12 Effective Date; and

(iii)    as used with respect to VIX Min/Max Products, (i) the sum of transaction fees for all such Standardized Option Contracts, Futures Contracts and Options on Futures Contracts plus access fees to trade such Standardized Option Contracts, Futures Contracts and Options on Futures Contracts minus (ii) the sum of the following: a) royalty payments to third parties for the use of intellectual properties of such third parties in respect of such Standardized Option Contracts, Futures Contracts and Options on Futures Contracts, b) revenue sharing with liquidity providers in respect of such options and futures, and c) any transaction tax or regulatory fees in respect of such options and futures not in existence on the Amendment No. 12 Effective Date.

(c)    “Profits” means [*confidential treatment requested/material filed separately*] % of any Net Revenue value.

(d)    “Annual Minimum,” as used with respect to any calendar year during the term of the License Agreement, means (i) [*confidential treatment requested/material filed separately*] % of Profits with respect to the CBOE Holdings Equity Index Complex for such year or (ii) the Annual Maximum for such year, whichever is less.

(e)    “Annual Maximum” means:

(i)     as used with respect to any of the calendar years 2013 – 2022 inclusive during the term of the License Agreement, the sum of (i) [*confidential treatment requested/material filed separately*]% of Profits with respect to SPX Min/Max Products plus (ii) [*confidential treatment requested/material filed separately*]% of Profits with respect to VIX Min/Max Products for such year; and

(ii)     as used with respect to any calendar year during the remainder of the term of the License Agreement, the sum of (i) [*confidential treatment requested/material filed separately*]% of Profits with respect to SPX Min/Max Products for such year plus (ii) [*confidential treatment requested/material filed separately*]% of Profits with respect to VIX Min/Max Products for such year.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

2.    Application of Annual Minimum and Annual Maximum.

(a)    No later than the 45th day after the close of each calendar year during the term of the License Agreement commencing with calendar year 2013, CBOE shall provide S&P with an accounting of:

(i)    the total license fees paid by CBOE during the preceding calendar year;

(ii)    CBOE’s calculation of the Annual Minimum in respect of such calendar year; and

(iii)    CBOE’s calculation of the Annual Maximum in respect of such calendar year.

If S&P believes that CBOE’s accounting of any of these amounts is incorrect, it shall so advise CBOE and the parties shall work together to promptly resolve the discrepancy. If the total license fees paid by CBOE during the preceding calendar year are less than the Annual Minimum, CBOE shall make a payment in the amount of the shortfall. If the total license fees paid by CBOE during the preceding calendar year are greater than the Annual Maximum, CBOE may either apply the overpayment to its payment of license fees in respect of the next calendar year or instruct S&P to make a payment to CBOE in the amount of the overpayment.